Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation
San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-127480, 333-132971, 333-143728, 333-162573 and 333-163763) and Form S-8 (No. 333-17375, 333-17377, 033-81416, 333-55691, 333-74592, 333-74614, 333-135032, and 333-162358) of Abraxas Petroleum Corporation of our report dated March 17, 2010, relating to the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas

March 17, 2010

R-221 (9/08)